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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of International Rectifier Corporation on Form S-8 (File No. 33-40208, File No. 33-63958 and File No. 33-53589) of our report dated July 17, 1997 on our audits of the consolidated financial statements and financial statement schedule of International Rectifier Corporation as of June 30, 1997 and 1996, and for the fiscal years ended June 30, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.
---------------------------------
Coopers & Lybrand L.L.P.

Los Angeles, California
September 24, 1997